QuickLinks -- Click here to rapidly navigate through this document

LICENSE AGREEMENT

        This License Agreement (the "Agreement") is entered into as of February 1, 2002 ("Effective Date"), by and between COLO 6, LLC, a California Limited Liability Company, d.b.a. US Colo ("Licensor"); and Ciera Network Systems, Inc. ("Licensee").

SECTION 1: SCOPE OF THIS AGREEMENT

        1.1    The cage or cabinet to be licensed for use by Licensee is located at 650 South Grand Avenue, 6th Floor, Los Angeles, California, and is referred to as Suite #600B (The "Premises"). Licensee shall install and test all equipment placed within the Premises at the time of its installation. With respect to all installed equipment, Licensee shall ensure the following: (1) that all such equipment has been installed safely, and in accordance with all applicable laws; (2) that no equipment shall appear sloppy or unsightly; and (3) that all equipment shall be securely anchored against the possibility of earthquake. Licensee shall be solely responsible for the installation, operation, maintenance, use and compatibility of equipment or software not provided by Licensor, and Licensor shall have no responsibility or liability in connection therewith. Licensor shall provide Licensee with AC and DC power and shall use its best efforts to keep the Premises at a reasonable temperature and humidity level (temperature and humidity levels will be in the range required by the manufacturer of telecommunications switching equipment) at all times. Licensee shall not cause or allow any equipment or wiring to remain outside of its licensed space at any time.

        1.2    Licensor shall use its best efforts to ensure that Licensee shall have access to its licensed space 24 hours a day, 7 days a week. Licensee shall have inbound access to suite at all times, twenty four hours a day, seven days a week. However, pursuant to rules of the building, Licensee may only remove equipment from the Premises on 24 hours notice, between the hours of 9 a.m. and 5 p.m., Monday through Friday (excluding Holidays). Said notice of removal shall be made on a Quinby Building approved, U.S. Colo Property Removal Slip.

        1.3    Licensee acknowledges that this Agreement is conditioned on and subject to the continued use of the facilities in accordance with manufacturer's instructions for the Equipment. The Premises may not be used for any other purpose, or in any other way, without the express prior written permission of Licensor. Violation of this provision shall act as immediate termination of this Agreement and a revocation of the License granted herein.

        1.4    This Agreement is a contract for use of telecom connection opportunities and shall not be construed as a lease. Licensee expressly waives all rights and defenses based on any and all theories, assertions, or position that this Agreement or any part thereof is a lease.

        1.5    Subject to Section 3 below, Licensor acknowledges and agrees title to any and all equipment located by Licensee in the Premises will be the sole and exclusive property of Licensee.

SECTION 2: PAYMENT, RATES And TERMS OF PAYMENT

2.1    Payments

        Recurring Fees:    Licensee agrees to pay all applicable rates and charges set forth in Exhibit A applicable to this Agreement. The recurring component of the license fee shall be due on the first day of each month, in advance, irrespective of whether or not an actual invoice for payment is received by Licensee. If payment in good funds is not received by the tenth day of the month, Licensee hereby agrees to all interest and penalties as set forth herein. Any amount not paid by the tenth day of the month shall bear interest commencing as of the first day of the month at the greater of (i) the rate of 1 1/2% per month, or (ii) the highest rate permitted by applicable law. If Licensee fails to pay all recurring charges due and owing hereunder by the first day of the subsequent month, Licensor may

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

terminate this Agreement and/or suspend any and all services hereunder, and, may thereafter proceed with all remedies set forth herein.

        2.1.1    Non-Recurring Fees:    Payment for the non-recurring component of any fees or costs for installation or new agreed upon services shall be payable upon Licensee's receipt of Licensor's invoice for the same. Any amount not paid within thirty (30) days of an invoice date shall bear interest commencing on the invoice date to the date of payment at the greater of (i) the rate of 1 1/2% per month, or (ii) the highest rate permitted by applicable law. If Licensee fails to pay all amounts due and owing hereunder within thirty (30) days from the invoice date, Licensor may terminate this Agreement and/or suspend any and all services hereunder. Thereafter, Licensee will be charged, in addition to any other fees, a reconnection fee in the amount of $500. In the event Licensee disputes any portion of an invoice, Licensee shall timely pay the full invoiced amount and provide Licensor, within thirty (30) days of such payment, a written statement containing all information supporting Licensee's position regarding the disputed portion. Licensor shall determine in its good faith business judgment whether such invoiced items were erroneous, and shall issue an appropriate credit to Licensee if it so determines.

        2.2    Licensor reserves the right to change or modify the fees for the services, or eliminate or modify certain services, upon not less than forty-five (45) days advance written notice to Licensee. In the event of notice of such change in fees and/or services, Licensee may terminate this Agreement, without penalty, on the effective date of such change upon at least thirty (30) days advance written notice to Licensor.

        2.3    Licensee will pay all sales and use taxes, as well as duties or levies, arising in connection with this Agreement. Licensee's execution of this Agreement signifies Licensee's acceptance of Licensor's initial and continuing credit approval. Licensor reserves the right to withhold initiation or full implementation of any services under this Agreement pending a review of Licensee's creditworthiness. If at any time there is a material adverse change in Licensee's creditworthiness, then in addition to any other remedies available to it, Licensor may at its sole discretion: (i) withhold or cease providing services; and/or (ii) condition continued services until Licensee provides Licensor with such assurances of payment as may be acceptable to Licensor.

        2.4    Licensee agrees that it will not give its security cards to anyone other than Licensee's representatives as authorized and approved by Licensor. Licensee shall provide Licensor with 48 hours notice before issuing a security card to any designated agent or employee of Licensee. Licensee shall be issued four cards (clickers) upon payment of the set-up as set forth in Exhibit A. Licensee shall be charged a fee for any further security cards at a rate of $35.00 per card.

        2.5    All fees and charges for grant of this license are incorporated herein on Exhibit A. Licensee agrees to timely pay all fees and charges. Interconnection charges are subject to a specific individual order in a form similar to the one attached, from Licensee and require complete information necessary about vendor(s) needed to interconnect and test with. Sample current rates are given on Exhibit A, but may vary depending upon the scope of interconnection required. It is understood that WRITTEN notice is required 30 days prior to the elimination of charges for interconnection and the disconnection of each and every circuit and internet connection.

        2.6    Licensee shall pay all non-recurring fees, including a security deposit as set forth in Exhibit A before Licensee installs any of its equipment in the Premises. Said security deposit shall be returned to the Licensee at the termination of this Agreement, if Licensee has paid Licensor in full.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        2.7    Should Licensee move into the Premises in the middle of any calendar month, the charge for any fractional portion of a month shall be computed as one thirtieth (1/30) of the basic monthly fee multiplied by the appropriate number of days. Similarly, should Licensee provide written notice of termination mid-month a charge for the following month will apply. Thus, Licensee may pay for one and a fraction months upon both move-in and move-out.

        2.8    A $25 fee for each and every dishonored check.

SECTION 3:    TERM AND TERMINATION OF LICENSE

        3.1    Term.    This Agreement shall commence on the Effective Date, and shall continue thereafter for a period of five (5) years, unless the Agreement is terminated in accordance with the provisions of Section 3.2 below (the "Term"). If this Agreement is not terminated in accordance with Section 3.2, then this Agreement shall automatically renew under the same terms and conditions of this Agreement for successive one (1) year terms.

        3.2    Termination At End Of Term.    This Agreement may be terminated by either party at the end of the Term by giving to the other party one hundred twenty (120) days written notice at the conclusion of said Term. However, if either party fails to give such notice, this Agreement shall automatically renew as set forth herein.

        3.3    Early Termination By Licensor.

          3.3.1.    Licensor may terminate or suspend this Agreement upon Licensee's default and/or breach of any term or condition of this Agreement. For the purposes of this Agreement, default includes, without limitation: (i) the failure to pay any amount when due hereunder (after five (5) days prior written notice of such failure to pay); (ii) Licensee's inability to meet any other obligations when due and not cure upon 30 days written notice; (iii) the violation of any law or conduct or activity that Licensor, in its sole discretion, believes may subject Licensor to civil or criminal litigation, charges, or damages and not cure upon 30 days written notice; and (iv) a failure of Licensee to deliver adequate assurances of due performance or continued performance upon request. Termination of this Agreement pursuant to this section shall not relieve Licensee of its obligation to pay all fees for services otherwise payable in accordance with this Agreement.

          3.3.2.    In the event a law or regulatory action prohibits, substantially impairs or makes impractical the provision of any services under this Agreement, as determined by Licensor, Licensor may, at its option, terminate this Agreement or modify any services or the terms and conditions of this Agreement in order to conform to such action, upon thirty (30) days written notice to Licensee, without liability; provided, however, that Licensor may reduce the foregoing notice period, if reasonably necessary under the circumstances. Use by Licensee of the services for a period of thirty (30) days after notice of any change(s) shall constitute acceptance of such changes.

        3.4    Early Termination By Licensee.    It is agreed that Licensor's damages if services are cancelled prior to the completion of the Term shall be difficult or impossible to ascertain, thus the amounts set forth herein are intended to establish liquidated damages in the event of cancellation and are not intended as a penalty. In the event Licensee terminates this Agreement, without cause, prior to the conclusion of the Term, Licensee shall pay to Licensor all charges for services provided through the effective date of such cancellation plus a cancellation charge determined as follows: (a) if the Agreement is cancelled prior to the conclusion of the first six months, then the cancellation charge shall be an amount equal to the balance that would otherwise have become due for the unexpired balance of the Term; (b) if the Agreement is canceled after the first six months, such cancellation charge shall be an amount equal to fifty percent (50%) of the balance that otherwise would have become due for the unexpired portion of the Term; (c) if the Agreement is canceled after the twenty-

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

four (24) months, such cancellation charge shall be an amount equal to twenty-five percent (25%) of the balance that otherwise would have become due for the unexpired portion of the Term. In addition, if Licensee was granted a discount or waiver with respect to any non-recurring charges based on the duration of Licensee's commitment to use the services for a particular term length, then Licensee shall also pay an amount equal to the discount that it received.

        3.5    Following termination of this Agreement, Licensee agrees to restore the Premises to the same condition it was prior to the installation of the equipment. Title to any and all equipment located by Licensee in the Premises shall remain owned by Licensee, except as set forth below. Licensor shall have the right, in its sole discretion, to approve any and all of Licensee's proposed contractors.

        3.6    Upon any sale or conveyance of Licensor of its interest in the building, Licensor shall be relieved from any further obligations under this Agreement, and Licensee shall acknowledge Licensor's transferee as the new Licensor. Subject to all other provisions herein, this Agreement shall be binding upon the parties and their respective successors and assigns.

        3.7    Upon non-payment of license fee(s) by Licensee, Licensor shall proceed as follows: 30 days after the License Fee is due, Licensor shall give Licensee a notice that the license fee is past due and shall impose the late fee(s) enumerated in paragraph 2.8 herein. Licensor shall also give to Licensee a notice that if payment is not received in 30 days, Licensee may be "locked-out" of the Premises. Should Licensee fail to pay at the end of the 30-day period, Licensor may lock Licensee out of its facility and may deliver to Licensee a 30-day notice to "Move or Sell." If Licensor has not received payment at the end of that 30-day period, Licensor may place Licensee's equipment in an outside storage facility and charge any storage fees to Licensee, or Licensor may sell the equipment to a liquidator, whose sales are typically well below market rate. In addition to the above procedures, should any invoice become 60 days overdue, Licensee may be "locked-out" without notice, and may receive a 30-day notice to "Move or Sell."

SECTION 4:    REMOVAL OF CABLE, WIRING AND CONNECTING LINES

        4.1    Licensee agrees that, upon the expiration or termination of this license, Licensee shall promptly remove, at Licensee's sole cost and expense, all cable, wiring, connection lines, and other installations, equipment or property installed or placed by or for Licensee in the Conduit Room and/or the Premises, and restore those portions of the Premises damaged by such removal to their condition immediately prior to the installation or placement of such items. If Licensee fails to promptly remove all such items, Licensor may remove such items and restore those portions of the Building damaged by such removal (except for normal wear and tear common in this environment) to their condition immediately prior to the installation or placement of such items, in which case Licensee agrees promptly to pay Licensor's actual costs of removal and restoration, including Licensor's administrative fee.

SECTION 5:    NO LEASE OR EASEMENT OF CONDUIT ROOM

        5.1    Licensee acknowledges that the rights granted to Licensee hereunder do not constitute a lease of any portion of the Conduit Room or Licensor's installations nor an easement, but rather constitute a non-exclusive license for use in common with others. Such license is revocable at Licensor's sole discretion upon any default by Licensee under this Agreement, which is not cured as set forth herein. Licensor shall retain such rights of revocation notwithstanding any expenditure of money on the installations described herein or other actual or alleged reliance by Licensee. Such revocation shall be made by written notice from Licensor to Licensee.

        5.2    Licensee represents and warrants that: (i) it has full authority to enter into this Agreement; (ii) that Licensee's equipment and data will not infringe upon any copyright, patent, trademark, trade secret, contract right or other third party right; and (iii) that all obligations owed to third parties with respect to the activities contemplated or to be undertaken by Licensee pursuant to this Agreement are, or will be fully satisfied by Licensee so that Licensor will not have any obligations with respect thereto.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SECTION 6:    LIABILITY, INDEMNITY, WAIVER, and INSURANCE

        6.1    EXCEPT AS SPECIFICALLY SET FORTH HEREIN THE SERVICES AND RELATED SOFTWARE AND/OR EQUIPMENT PROVIDED BY LICENSOR, IF ANY, ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE, NONINFRINGEMENT OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO ADVICE OR INFORMATION GIVEN BY LICENSOR, ITS AFFILIATES OR ITS CONTRACTORS OR THEIR RESPECTIVE EMPLOYEES SHALL CREATE A WARRANTY. Some states do not allow the limitation of implied warranty, and therefore certain provisions may not apply to clients located in those states.

        THEIR RESPECTIVE EMPLOYEES SHALL CREATE A WARRANTY. Some states do not allow the limitation of implied warranty, and therefore certain provisions may not apply to clients located in those states.

        6.2    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAWS, IN NO EVENT SHALL LICENSOR, ITS AFFILIATES OR ITS CONTRACTORS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES ARISING FROM OR RELATED TO THE SERVICES IRRESPECTIVE OF WHETHER LICENSOR HAS ADVISED OR HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. LICENSOR'S LIABILITY HEREUNDER TO LICENSEE SHALL IN NO EVENT EXCEED THE LOWER OF (i) AN AMOUNT EQUAL TO THE AVERAGE MONTHLY RECURRING CHARGE PAID BY LICENSEE FOR THE PARTICULAR SERVICE TO WHICH THE CLAIM PERTAINS, SUCH AVERAGE MONTHLY CHARGE TO BE CALCULATED DURING THE PERIOD FROM EXECUTION OF THE SERVICES TO THE DATE A CLAIM IS MADE, OR (ii) THE FEES, IF ANY, DUE AND OWING TO LICENSOR HEREUNDER. LICENSEE HEREBY WAIVES ANY CLAIM THAT THESE EXCLUSIONS DEPRIVE IT OF AN ADEQUATE REMEDY OR THAT THIS AGREEMENT FAILS IN AN ESSENTIAL PURPOSE. Some states do not allow the exclusion of incidental or consequential damages, and therefore certain provisions hereof may not apply to clients located in those states.

        6.3    LICENSEE UNDERSTANDS AND AGREES FURTHER THAT THE INTERNET (i) CONTAINS MATERIALS SOME OF WHICH ARE SEXUALLY EXPLICIT OR MAY BE OFFENSIVE TO SOME PEOPLE AND (ii) IS ACCESSIBLE BY PERSONS WHO MAY ATTEMPT TO BREACH THE SECURITY OF LICENSOR'S AND/OR LICENSEE'S NETWORK FACILITIES. LICENSOR HAS NO CONTROL OVER AND EXPRESSLY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY WHATSOEVER FOR SUCH MATERIALS OR ACTIONS AND LICENSEE'S USE AND ACCESSES OF THE SERVICES IS AT LICENSEE'S OWN RISK.

        6.4    Licensee acknowledges and agrees that through no fault of Licensor, Licensee's data could be lost and/or destroyed, and that Licensor does not, and will not maintain a backup of Licensee's data. As such, Licensee shall be responsible for the backup and maintenance of its data and all of its equipment.

        6.5    Licensor does not warrant that the services provided herein shall be free from any interruptions, for any reason whatsoever. Licensor shall not be liable for any failure to provide services provided herein where such failure is due to any act of God, governmental control or factors beyond reasonable control of Licensor. Licensee will furnish a Certificate of Insurance showing evidence of insurance in the amount of $1,000,000 for General Liability, Property and Worker's Compensation. Said insurance shall name Licensor as an additional insured. Licensor shall allow the Licensee to terminate this agreement without penalty if service is interrupted to Licensee for a continuous period of one

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

hundred twenty (120) hours and it can be reasonably proven that US Colo, LCC (or any contractor or subcontractor employed by US Colo) was liable. Additionally, if service to Licensee is interrupted for more than six (6) hours, then Licensor's rental rate shall be prorated, based on the base rate, and a credit issued to the next months invoice for services; including reasonable attorneys' fees, related to or arising from any breach of this Agreement by Licensee.

SECTION 7:    ASSIGNABILITY OF AGREEMENT

        7.1    Licensee shall not assign this Agreement without the prior written consent of Licensor, except to an affiliate company. Any attempt to assign this Agreement without the prior written consent of Licensor shall, at the sole option of Licensor, result in the immediate termination of this Agreement, except as set forth in this section. No partial assignment shall be permitted.

SECTION 8:    NOTICES

        8.1    All notices, consents, and other communications hereunder shall be in writing and shall be deemed to have been duly given as of the date of delivery or mailing, if delivered or mailed, first class postage prepaid, certified or registered mail, return receipt requested to the following addresses, unless contrary instructions are given by the parties in writing:

Licensee:	Ciera Network Systems, Inc., 1250 Wood Branch Park Drive, Houston, TX 77079, 281-529-4600, Attention: Chief Operating Officer

Licensor:	COLO 6, LLC, 650 S. Grand Ave., Suite 1000, Los Angeles, CA 90017, 213-689-4600

SECTION 9:    MISCELLANEOUS

        9.1    Entire Agreement.    This Agreement constitutes the entire Agreement between Licensor and Licensee and supersedes all prior agreements, whether written or oral with respect to the services being provided under the terms of the Agreement, and the terms hereof may be changed or waived only by an agreement in writing signed by both parties hereto.

        9.2    Attorneys Fees.    In the event of any action, suit or proceeding brought under in connection with this Agreement, the prevailing party shall be entitled to recover and the non-prevailing party agrees to pay, the prevailing party's costs and expenses in connection therewith, including actual attorney's fees.

        9.3    Governing Law.    The laws of the State of California shall govern this Agreement and the rights and obligations of the Parties. All parties consent that venue for filing of any lawsuits brought hereunder shall be in the City of Los Angeles, County of Los Angeles, and State of California.

        9.4    Interpretation.    At all times material hereto, the parties have had the opportunity to consult with legal counsel of their own choosing concerning their rights and obligations pursuant to this Agreement, the form and content of this Agreement, and the advisability of executing this Agreement. No provision of this Agreement may be interpreted for or against any party hereto because that party or its legal representative drafted such provision. If any provision of this Agreement is deemed voidable, or unenforceable, the other provisions of this Agreement shall remain in full force and effect.

        9.5    Waiver.    Licensee agree that the failure of Licensor to insist upon or enforce strict performance by Licensee with any provision of this Agreement or to exercise any right under or rely upon any provision or right in that or any other instance; rather, the same shall be and this Agreement shall not be construed as a waiver or relinquishment of Licensor's right to assert remain in full force and effect.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        9.6    Independent Contractors.    Neither party will be an agent, representative, or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on the behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either party.

        The parties have executed this Agreement as of January 17th, 2002.

Licensee:		Licensor:

Ciera Network Systems, Inc. A wholly owned Subsidiary of CCC GlobalCom Corporation		US Colo, LLC, A California Limited Liability Company, d.b.a. US Colo.

By:	/s/ ROBERT W. LIVINGSTON Robert W. Livingston—CEO	By:	Navroz Haji—Managing Member

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT A

        *

LICENSEE CHARGES AND FEES

        Licensee: Ciera Network Systems hereby certifies that they have read this Exhibit A Containing the prices that they will be charged pursuant to the terms of the License Agreement.

By:	/s/ ROBERT W. LIVINGSTON (Authorized Agent)
Robert W. Livingston

Its:	Chief Executive Officer (Corporate Title)

Ciera Network Systems, Inc. (Company Name)

1-17-02 (Dated)

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT B

INTERCONNECTION RULES

Licensee Name: Ciera Network Systems, Inc.

Cage or Cabinet Number:

  1.
  No wire is to be run outside of customer suite, cabinet or cage.

  2.
  Nothing may be stored outside of licensee's suite, cabinet or cage overnight. U.S. Colo shall dispose of any such property.

  3.
  Each cardholder must sign in and out of the Interconnection Room.

  4.
  Equipment removal requires a signed U.S. Colo property removal slip and 24 hours written notice.

  5.
  Mail for company shall be picked up or forwarded within two weeks or it will be returned to sender.

  6.
  All circuits are subject to written design layout and order from customer's carrier. Forms must be filled out properly.

        Licensee:    Ciera Network Systems, Inc. hereby certifies that they have read this Exhibit B containing the Interconnection Rules and agrees to be bound by said Rules.

By:	/s/ ROBERT W. LIVINGSTON Robert W. Livingston Date
Its:	Chief Executive Officer

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

QuickLinks

EXHIBIT A
EXHIBIT B INTERCONNECTION RULES